FOR IMMEDIATE RELEASE

Contact: Yvonne Donaldson

(713) 209-8464

donaldson@cooperindustries.com

Cooper Industries Reassesses Year-End 2005 Accrual
for Discontinued Operations

Company’s Earnings Outlook for 2006 Remains Unchanged

HOUSTON, March 1, 2006 — Cooper Industries, Ltd. (NYSE:CBE) today announced that it has reassessed its accrual for discontinued operations, and, as a result, for the year ended Dec. 31, 2005, the Company recorded an after-tax discontinued operations charge of $227.2 million, or $2.39 per diluted share. The Company concluded the additional charge was necessary in order to adjust its accrual for contingent asbestos liability exposure related to the Federal-Mogul Corporation (“Federal-Mogul”) bankruptcy to the terms being negotiated with Federal-Mogul representatives.

Cooper Industries sold its Automotive Products business, including its Abex Friction Products business, to Federal-Mogul in October 1998 and was indemnified for liabilities related to the divested business, pursuant to a Purchase and Sale Agreement. On Oct. 1, 2001, Federal-Mogul and several of its affiliates filed a Chapter 11 bankruptcy petition and indicated that Federal-Mogul may not honor its indemnity obligations to Cooper, including its obligations for claims related to the Abex Friction Products business.

In mid-December 2005, Cooper and other parties involved in the resolution of the Federal-Mogul bankruptcy proceeding reached an agreement regarding Cooper’s participation in Federal-Mogul’s 524 (g) asbestos claimants’ trust. The proposed settlement agreement was subject to certain conditions, including the issuance of a preliminary injunction staying all of the pending Abex asbestos claims for which Federal-Mogul provided indemnification.

At a hearing on Jan. 20, 2006, other parties to the bankruptcy proceedings were unable to satisfy the court’s requirements to grant the required preliminary injunction. As a result, the proposed settlement agreement will require renegotiation of certain terms. Cooper remains in negotiations with the Federal-Mogul representatives, and the exact manner in which this issue will be resolved is not yet known. However, Cooper management has concluded that, at the date of the filing of its Form 10-K, the most likely outcome in the range of potential outcomes is a revised settlement approximating the December 2005 proposed settlement.

After giving effect to the charge, the Company had a fourth quarter 2005 net loss of $123.2 million, or $1.30 per diluted share. For the full year 2005, net income was $163.9 million, or $1.73 per diluted share. The charge does not impact 2005 consolidated revenues, income from continuing operations or cash flows previously reported in the Company’s news release issued on Jan. 24, 2006. Also, the Company’s outlook for 2006 earnings per share from continuing operations remains unchanged.

At Dec. 31, 2005, the accrual for potential liabilities related to the 1998 sale of the Company’s Automotive Products business and the related Federal-Mogul bankruptcy was $526.3 million.

The financial statements included with Cooper’s News Release dated Jan. 24, 2006, have been revised to reflect the additional year-end accrual and appear on the following pages.

Further information is set forth in Cooper’s Annual Report on Form l0-K filed with the Securities and Exchange Commission today.

About Cooper Industries

Cooper Industries, Ltd. is a global manufacturer of electrical products and tools, with 2005 revenues of $4.7 billion, approximately 30 percent of which are international sales. Incorporated in Bermuda with administrative headquarters in Houston, Cooper employs approximately 29,000 people and operates nine divisions: Cooper B-Line, Cooper Bussmann, Cooper Crouse-Hinds, Cooper Hand Tools, Cooper Lighting, Cooper Menvier, Cooper Power Systems, Cooper Power Tools and Cooper Wiring Devices. Cooper Connection provides a common marketing and selling platform for Cooper’s sales to electrical distributors. For more information, visit the website at www.cooperindustries.com.

Forward-Looking Statements
Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) changes in raw material, transportation and energy costs; 3) the rate at which benefits are realized from cost-reduction programs recently completed, currently underway or to be initiated in the near future; 4) the successful implementation of the Company’s strategic initiatives; 5) mergers and acquisitions, and their integration; 6) political developments; 7) changes in the tax laws, tax treaties or tax regulations; 8) the timing and amount of share repurchases by the Company; and 9) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended December 31,
	2005	2004
	(in millions where applicable)

Revenues	$1,186.0	$1,148.8

Cost of sales	813.4	804.1
Selling and administrative expenses	230.5	214.6

Operating earnings	142.1	130.1

Interest expense	12.8	16.8

Income from continuing operations before income taxes	129.3	113.3
Income taxes	25.3	24.4

Income from continuing operations	104.0	88.9
Charge related to discontinued operations	227.2	--

Net income (loss)	$(123.2)	$88.9

Net income (loss) per Common Share:

Basic:
Continuing operations	$1.13	$.96
Discontinued operations charge	2.47	--

Net income (loss)	$(1.34)	$.96

Diluted:
Continuing operations	$1.10	$.94
Discontinued operations charge	2.40	--

Net income (loss)	$(1.30)	$.94

Shares Utilized in Computation of Income (Loss) Per Common Share:
Basic	91.8 million	92.4 million
Diluted	94.5 million	94.9 million

PERCENTAGE OF REVENUES

	Quarter Ended December 31,
	2005	2004

Revenues	100.0%	100.0%
Cost of sales	68.6%	70.0%
Selling and administrative expenses	19.4%	18.7%
Operating earnings	12.0%	11.3%
Income from continuing operations before income taxes	10.9%	9.9%
Income from continuing operations	8.8%	7.7%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended December 31
Segment Information

	Quarter Ended December 31,
	2005	2004
	(in millions)

Revenues:
Electrical Products	$991.1	$950.4
Tools	194.9	198.4

Total	$1,186.0	$1,148.8

Segment Operating Earnings:
Electrical Products	$143.2	$129.8
Tools	20.7	20.0

Total Segment Operating Earnings	163.9	149.8

General Corporate Expense	21.8	19.7
Interest expense	12.8	16.8

Income from continuing operations before income taxes	$129.3	$113.3

	Quarter Ended December 31,
	2005	2004

Return on Sales:
Electrical Products	14.4%	13.7%
Tools	10.6%	10.1%
Total Segments	13.8%	13.0%

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CONSOLIDATED RESULTS OF OPERATIONS

	Twelve Months Ended
	December 31,
	2005	2004
	(in millions where applicable)

Revenues	$4,730.4	$4,462.9

Cost of sales	3,243.8	3,119.7
Selling and administrative expenses	926.8	846.6

Operating earnings	559.8	496.6

Interest expense	64.8	68.1

Income from continuing operations before income taxes	495.0	428.5
Income taxes	103.9	88.7

Income from continuing operations	391.1	339.8
Charge related to discontinued operations	227.2	--

Net income	$163.9	$339.8

Net income per Common Share:

Basic:
Continuing operations	$4.23	$3.67
Discontinued operations charge	2.46	--

Net income	$1.77	$3.67

Diluted:
Continuing operations	$4.12	$3.58
Discontinued operations charge	2.39	--

Net income	$1.73	$3.58

Shares Utilized in Computation of Income Per Common Share:
Basic	92.5 million	92.5 million
Diluted	95.0 million	94.8 million

PERCENTAGE OF REVENUES

	Twelve Months Ended
	December 31,
	2005	2004

Revenues	100.0%	100.0%
Cost of sales	68.6%	69.9%
Selling and administrative expenses	19.6%	19.0%
Operating earnings	11.8%	11.1%
Income from continuing operations before income taxes	10.5%	9.6%
Income from continuing operations	8.3%	7.6%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Twelve Months Ended December 31
Segment Information

	Twelve Months Ended
	December 31,
	2005	2004
	(in millions)

Revenues:
Electrical Products	$3,997.5	$3,722.2
Tools	732.9	740.7

Total	$4,730.4	$4,462.9

Segment Operating Earnings:
Electrical Products	$585.0	$511.2
Tools	66.7	62.7

Total Segment Operating Earnings	651.7	573.9

General Corporate Expense	91.9	77.3
Interest expense	64.8	68.1

Income from continuing operations before income taxes	$495.0	$428.5

	Twelve Months Ended
	December 31,
	2005	2004

Return on Sales:
Electrical Products	14.6%	13.7%
Tools	9.1%	8.5%
Total Segments	13.8%	12.9%

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CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	(in millions)

ASSETS
Cash and cash equivalents	$452.8	$652.8
Receivables	842.4	820.9
Inventories	538.7	523.0
Deferred income taxes and other assets	297.2	288.9

Total current assets	2,131.1	2,285.6

Property, plant and equipment, less accumulated depreciation	673.7	696.4
Goodwill	2,084.0	2,142.3
Deferred income taxes and other noncurrent assets	326.3	283.5

Total assets	$5,215.1	$5,407.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$7.6	$97.6
Accounts payable	427.8	350.7
Accrued liabilities	518.0	488.8
Current discontinued operations liability	196.3	225.1
Current maturities of long-term debt	11.4	665.4

Total current liabilities	1,161.1	1,827.6

Long-term debt	1,002.9	698.6
Postretirement benefits other than pensions	163.0	173.3
Long-term discontinued operations liability	330.0	--
Other long-term liabilities	352.9	421.8

Total liabilities	3,009.9	3,121.3

Common stock	0.9	0.9
Capital in excess of par value	383.2	446.2
Retained earnings	1,997.4	1,971.6
Accumulated other nonowner changes in equity	(176.3)	(132.2)

Total shareholders’ equity	2,205.2	2,286.5

Total liabilities and shareholders’ equity	$5,215.1	$5,407.8

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION

	December 31,
	2005	2004
	(in millions where applicable)

Short-term debt	$7.6	$97.6
Current maturities of long-term debt	11.4	665.4
Long-term debt	1,002.9	698.6

Total debt	1,021.9	1,461.6
Total shareholders’ equity	2,205.2	2,286.5

Total capitalization	$3,227.1	$3,748.1

Total debt-to-total-capitalization ratio	31.7%	39.0%

Total debt	$1,021.9	$1,461.6
Less: Cash and cash equivalents	452.8	652.8

Net debt	$569.1	$808.8

Total capitalization	$3,227.1	$3,748.1
Less: Cash and cash equivalents	452.8	652.8

Total capitalization net of cash	$2,774.3	$3,095.3

Net debt-to-total-capitalization ratio	20.5%	26.1%

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CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2005	2004
	(in millions)

Cash flows from operating activities:
Net income	$163.9	$339.8
Charge related to discontinued operations	227.2	--

Income from continuing operations	391.1	339.8

Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	111.0	117.6
Deferred income taxes	21.5	27.7
Restructuring charge payments	(0.4)	(4.3)
Changes in assets and liabilities:(1)
Receivables	(39.8)	(56.7)
Inventories	(17.6)	47.6
Accounts payable and accrued liabilities	86.8	17.8
Other assets and liabilities, net	20.9	(15.9)

Net cash provided by operating activities	573.5	473.6

Cash flows from investing activities:
Capital expenditures	(96.7)	(102.8)
Cash paid for acquired businesses	(7.1)	(48.6)
Proceeds from sales of property, plant and equipment and other	13.6	11.8

Net cash used in investing activities	(90.2)	(139.6)

Cash flows from financing activities:
Proceeds from issuances of debt	326.4	94.3
Repayments of debt	(710.4)	(4.7)
Debt issuance costs	(3.8)	--
Dividends	(138.1)	(131.0)
Subsidiary purchase of parent shares	(211.0)	(202.9)
Activity under employee stock plans and other	72.7	78.4

Net cash used in financing activities	(664.2)	(165.9)

Effect of exchange-rate changes on cash and cash equivalents	(19.1)	21.0

Increase (decrease) in cash and cash equivalents	(200.0)	189.1
Cash and cash equivalents, beginning of year	652.8	463.7

Cash and cash equivalents, end of year	$452.8	$652.8

(1) Net of the effects of translation and acquisitions.

Free Cash Flow Reconciliation

Net cash provided by operating activities	$573.5	$473.6
Less capital expenditures	(96.7)	(102.8)
Add proceeds from sales of property, plant
and equipment and other	13.6	11.8

Free cash flow	$490.4	$382.6

end of filing